FOR IMMEDIATE RELEASE

Contact: Anu Ahluwalia

              (212) 299-2439

NYMEX TO EXPAND MEMBERSHIP TO NON-TRADITIONAL ENTITIES

NEW YORK, NY, July 25, 2006 -- The New York Mercantile Exchange, Inc. announced today that it would expand its existing membership structure to allow non-traditional entities, including hedge funds, pools, and other collective investment vehicles, to become NYMEX member firms.

NYMEX will expedite applications for corporate or partnership entities applying for member firm status that will not have a physical floor presence.

Before they can become effective, the proposed changes are subject to a consent process that includes a 15-day notice to the owners of Class A memberships, which will contain the proposed rule amendments and will be issued shortly.

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